Exhibit 4.6

Private & Confidential

Dated 27 January 2011

SIXTH SUPPLEMENTAL AGREEMENT
relating to
a loan of up to (originally) US$35,500,000
to
KITHNOS MARITIME INC.
NAXOS SHIPPING (PTE.) LTD.
PAROS SHIPPING (PTE.) LTD.
SANTORINI I MARITIME LIMITED
(formerly known as SANTORINI I MARITIME INC. and having redomiciliated from the Republic of the Marshall Islands)
and
SERIFOS SHIPPING (PTE.) LTD.
as joint and several Borrowers

provided by
THE BANKS AND FINANCIAL INSTITUTIONS SET OUT IN SCHEDULE 1
Arranger, Agent, Security Agent and Account Bank
AEGEAN BALTIC BANK S.A.

Swap Providers
AEGEAN BALTIC BANK S.A.
and
HSH NORDBANK AG

Contents

Clause		Page

1	Definitions	2

2	Consent of the Creditors	3

3	Amendments to the Principal Agreement and the Principal Aegean Marine Guarantee	3

4	Representations and warranties	6

5	Conditions	7

6	Security Parties’ confirmations	7

7	Expenses	8

8	Miscellaneous and notices	9

9	Applicable law	9

Schedule 1 Names and addresses of the Banks	11

Schedule 2 Documents and evidence required as conditions precedent	12

THIS SUPPLEMENTAL AGREEMENT is dated 27 January 2011 and made BETWEEN:

(1)
KITHNOS MARITIME INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Kithnos Borrower");

(2)	PAROS SHIPPING (PTE.) LTD., a company incorporated under the laws of Singapore having its registered office at 22 Jalan Kilang #06-01 Mova Building, Singapore 159419 (the "Paros Borrower");

(3)
SANTORINI I MARITIME LIMITED (formerly known as SANTORINI I MARITIME INC. and having redomiciliated from the Republic of the Marshall Islands), a corporation incorporated under the laws of the Republic of Cyprus with registration number HE 277602 and having its registered office at 36 Byron Avenue, Nicosia Tower Centre, P.C.1506 Nicosia, Cyprus (the "Santorini Borrower");

(4)	SERIFOS SHIPPING (PTE.) LTD., a company incorporated under the laws of Singapore having its registered office at 22 Jalan Kilang #06-01 Mova Building, Singapore 159419 (the "Serifos Borrower");

(5)
NAXOS SHIPPING (PTE.) LTD., a company incorporated under the laws of Singapore having its registered office at 22 Jalan Kilang #06-01 Mova Building, Singapore 159419 (the "Naxos Borrower" and, together with the Kithnos Borrower, the Paros Borrower, the Serifos Borrower and the Santorini Borrower, the "Borrowers");

(6)	AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as arranger (the "Arranger");

(7)
AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as agent for the Banks and the Swap Providers (the "Agent");

(8)
AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as account bank (the "Account Bank");

(9)	THE BANKS AND FINANCIAL INSTITUTIONS whose names and addresses are set out in schedule 1 as lenders (the "Banks");

(10)
AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as swap provider (the "ABB Swap Provider");

(11)
HSH NORDBANK AG, a company incorporated under the laws of Germany acting through its office at Gerhart-Hauptmann-Platz 50, 20095 Hamburg, Germany in its capacity as swap provider (the "HSH Swap Provider" and, together with the ABB Swap Provider, the "Swap Providers");

(12)
AEGEAN BALTIC BANK S.A., a company incorporated under the laws of Greece having its registered office at 217A Kifissias Ave., 151 24 Maroussi, Greece in its capacity as security agent and trustee for and on behalf of the Agent, the Banks and the Swap Providers (the "Security Agent");

(13)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 in its capacity as corporate guarantor (the "Aegean Bunkering Guarantor");

(14)
AEGEAN BUNKERING SERVICES INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 in its capacity as manager (the "Manager");

(15)
AEGEAN MARINE PETROLEUM NETWORK INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Aegean Marine Guarantor"); and

(16)
AEGEAN SHIPHOLDINGS INC., a corporation incorporated under the laws of the Republic of the Marshall Islands having its registered office at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the "Aegean Shipholdings Guarantor" and, together with the Aegean Bunkering Guarantor and the Aegean Marine Guarantor, the "Corporate Guarantors").

WHEREAS:

(A)          this Agreement is supplemental to:

(a)
the loan agreement dated 30 August 2005 as amended and restated by a supplemental agreement dated 8 June 2007, a second supplemental agreement dated 20 November 2007, a third supplemental agreement dated 25 November 2008, a fourth supplemental agreement dated 7 January 2009 and a fifth supplemental agreement dated 20 March 2009 (together the "Principal Agreement") made between, inter alios, (1) the Borrowers as joint and several borrowers, (2) the Banks, (3) the Agent, (4) the Account Bank, (5) the Arranger, (6) the Security Agent, (7) the Swap Providers, (8) the Corporate Guarantors and (9) the Manager, relating to a loan of up to Thirty five million five hundred thousand Dollars ($35,500,000), of which the principal amount outstanding at the date hereof is Twenty nine million six hundred and twenty thousand Dollars ($29,620,000) advanced by the Banks to the Borrowers for the purposes stated therein; and

(b)
the corporate guarantee dated 8 June 2007 (the "Principal Aegean Marine Corporate Guarantee") made between the Aegean Marine Guarantor and the Security Agent in connection with the Principal Agreement;

(B)
the Borrowers have requested that the Creditors (as defined below) provide their consent so that the minimum shareholding threshold of Mr. Dimitrios Melisanidis in the Aegean Marine Guarantor is reduced to 15%; and

(C)	this Agreement sets out the terms and conditions upon which the Creditors shall, at the request of the Borrowers, consent to the reduction of such minimum shareholding threshold to 15%.

NOW IT IS HEREBY AGREED as follows:

1             Definitions

1.1           Defined expressions

Words and expressions defined in the Principal Agreement shall unless the context otherwise requires or unless otherwise defined herein, have the same meanings when used in this Agreement.

1.2           Definitions

In this Agreement, unless the context otherwise requires:

"Aegean Marine Guarantee" means the Principal Aegean Marine Guarantee as amended and supplemented by this Agreement;

"Creditors" means, together, the Agent, the Account Bank, the Arranger, the Security Agent, the Swap Providers and the Banks and "Creditor" means any of them;

"Effective Date" means the date, no later than 8 February 2011, on which the Agent notifies the Borrowers in writing that the Agent has received the documents and evidence specified in clause 5 and schedule 2 in a form and substance satisfactory to it;

"Loan Agreement" means the Principal Agreement as amended and supplemented by this Agreement;

"Relevant Documents" means this Agreement; and

"Relevant Parties" means the Borrowers, the Corporate Guarantors and the Manager or, where the context so requires or permits, means any or all of them.

1.3           Principal Agreement and Principal Aegean Marine Guarantee

1.3.1
References in the Principal Agreement to "this Agreement" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Agreement as amended by this Agreement and words such as "herein", "hereof", "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Agreement, shall be construed accordingly.

1.3.2
References in the Principal Aegean Marine Guarantee to "this Guarantee" shall, with effect from the Effective Date and unless the context otherwise requires, be references to the Principal Aegean Marine Guarantee as amended by this Agreement and words such as "herein", "hereof', "hereunder", "hereafter", "hereby" and "hereto", where they appear in the Principal Aegean Marine Guarantee, shall be construed accordingly.

1.4           Headings

Clause headings and the table of contents are inserted for convenience of reference only and shall be ignored in the interpretation of this Agreement.

1.5           Construction of certain terms

Clauses 1.3 to 1.6 (inclusive) of the Principal Agreement shall apply to this Agreement (mutatis mutandis) as if set out herein and as if references therein to "this Agreement" were references to this Agreement.

2              Consent of the Creditors

2.1           Consent

The Creditors, relying upon the representations and warranties on the part of the Relevant Parties contained in clause 4, agree with the Borrowers that, subject to the terms and conditions of this Agreement and in particular, but without prejudice to the generality of the foregoing, fulfilment on or before 8 February 2011 of the conditions contained in clause 5 and schedule 2, the Creditors consent to the reduction to 15% of the minimum shareholding threshold of Mr. Dimitrios Melisanidis in the Aegean Marine Guarantor upon the terms and provisions specified in clause 3 below.

3              Amendments to the Principal Agreement and the Principal Aegean Marine Guarantee

3.1           Amendments to Principal Agreement

The Principal Agreement shall, with effect on and from the Effective Date, be (and it is hereby) amended in accordance with the following provisions (and the Principal Agreement (as so amended) will continue to be binding upon the Creditors and the Borrowers upon such terms as so amended):

3.1.1	by deleting the definition of "Aegean Marine Guarantee" in clause 1.2 of the Principal Agreement and by inserting in its place the following new definition of "Aegean Marine Guarantee":

""Aegean Marine Guarantee" means the corporate guarantee dated 8 June 2007 executed by the Aegean Marine Guarantor in favour of the Security Agent, as amended and supplemented by the Sixth Supplemental Agreement;";

3.1.2	by inserting the words ", the Sixth Supplemental Agreement" after the words "the Fifth Supplemental Agreement" in the definition of "Security Documents" in clause 1.2 of the Principal Agreement;

3.1.3	by inserting the following new definition of "Sixth Supplemental Agreement" in the correct alphabetical order in clause 1.2 of the Principal Agreement:

""Sixth Supplemental Agreement" means the agreement dated 27 January 2011 supplemental to this Agreement and made between (inter alios) (1) the Borrowers, (2) the Corporate Guarantors, (3) the Creditors and (4) the Manager;";

3.1.4	by adding the following new clauses 1.4.7 and 1.4.8 after clause 1.4.6 of the Principal Agreement, and by re-numbering the subsequent clause accordingly:

"1.4.7     control" means, in relation to a body corporate:

(a)	the power (whether by way of ownership of shares, proxy, contract, agency or otherwise, directly or indirectly) to:

(i)	cast, or control the casting of, more than 50 per cent of the maximum number of votes that might be cast at a general meeting of such body corporate; or

(ii)	appoint or remove all, or the majority, of the directors or other equivalent officers of such body corporate; or

(iii)	give directions with respect to the operating and financial policies of such body corporate with which the directors or other equivalent officers of such body corporate are obliged to comply; or

(b)
the holding beneficially of more than 50 per cent of the issued share capital of such body corporate (excluding any part of that issued share capital that carries no right to participate beyond a specified amount in a distribution of either profits or capital);

1.4.8
two or more persons are "acting in concert" if, pursuant to an agreement or understanding (whether formal or informal), they actively co-operate, through the acquisition (directly or indirectly) of shares in the Aegean Marine Guarantor by any of them, either directly or indirectly, to obtain or consolidate control of the Aegean Marine Guarantor;";

3.1.5	by deleting clause 7.1.11 of the Principal Agreement in its entirety, and by substituting the "; and" at the end of clause 7.1.10 with a ".";

3.1.6	by inserting the following new clause 7.2.18 in the Principal Agreement immediately after clause 7.2.17, and by substituting the "." at the end of clause 7.2.17 with "; and":

"7.2.18     Shareholdings

(a)	each of the Borrowers is a wholly-owned direct Subsidiary of the Aegean Shipholdings Guarantor and each of the Aegean Shipholdings Guarantor and the Manager is a wholly-owned direct Subsidiary of the Aegean Marine Guarantor; and

(b)	no less than 15% of the total issued voting share capital of the Aegean Marine Guarantor is ultimately beneficially owned by Mr Dimitrios Melisanidis; and

(c)
no person, or persons acting in concert (other than Mr Dimitrios Melisanidis) are the ultimate beneficial owners of more than 50% (or of any other percentage higher than that owned by Mr Dimitrios Melisanidis), of the total issued voting share capital of the Aegean Marine Guarantor or have the control of the Aegean Marine Guarantor or of its board of directors.";

3.1.7	by deleting clause 8.3.14 of the Principal Agreement in its entirety, and by adding "or" at the end of clause 8.3.13, and by renumbering the subsequent clause accordingly; and

3.1.8	by deleting clause 10.1.27 of the Principal Agreement in its entirety and by replacing it with the following new clause 10.1.27:

"10.1.27	Shareholdings:

(a)
there is any change in the legal and/or ultimate beneficial ownership of any of the shares of the Aegean Marine Guarantor from that existing on the date of this Agreement, which results in Mr Dimitrios Melisanidis being the ultimate beneficial owner of less than 15% of the total issued voting share capital of the Aegean Marine Guarantor at any time; or

(b)
any person, or persons acting in concert (other than Mr Dimitrios Melisanidis) become at any time the ultimate beneficial owners of more than 50% (or of a percentage higher than that then owned by Mr Dimitrios Melisanidis) of the total issued voting share capital of the Aegean Marine Guarantor, or obtain, have or exercise the control of the Aegean Marine Guarantor or of its board of directors at any time; or

(c)	Mr Dimitrios Melisanidis does not have or exercise the control of the Aegean Marine Guarantor at any time; or.

(d)
at any time (i) any of the Borrowers ceases to be a wholly-owned direct Subsidiary of the Aegean Shipholdings Guarantor or (ii) either of the Aegean Shipholdings Guarantor or the Manager ceases to be a wholly-owned direct Subsidiary of the Aegean Marine Guarantor; or".

3.2           Amendments to Principal Aegean Marine Guarantee

The Principal Aegean Marine Guarantee shall, with effect on and from the Effective Date, be (and it is hereby) amended by deleting the words "thirty five per cent (35%)" in clause 5.2.3 of the Principal Aegean Marine Guarantee and by inserting in its place the words "fifteen per cent (15%)" (and the Principal Aegean Marine Guarantee (as so amended) will continue to be binding upon each of the parties thereto upon such terms as so amended).

3.3           Continued force and effect

Save as amended by this Agreement, the provisions of the Principal Agreement and the Principal Aegean Marine Guarantee shall continue in full force and effect and (a) the Principal Agreement and this Agreement shall be read and construed as one instrument and (b) to the extent that the Principal Aegean Marine Guarantee is amended and supplemented by this Agreement, the Principal Aegean Marine Guarantee and this Agreement shall be read and construed as one instrument.

4              Representations and warranties

4.1           Primary representations and warranties

Each of the Relevant Parties represents and warrants to the Creditors that:

4.1.1        Existing representations and warranties

each of the representations and warranties set out in clause 7 of the Principal Agreement and clause 4 of each of the Corporate Guarantees were true and correct on the date of the Principal Agreement and the relevant Corporate Guarantee, respectively, and are true and correct, including to the extent that they may have been or shall be amended by this Agreement, as if made at the date of this Agreement with reference to the facts and circumstances existing at such date;

4.1.2        Corporate power

each of the Relevant Parties has power to execute, deliver and perform its obligations under the Relevant Documents to which it is or is to be a party; all necessary corporate, shareholder and other action has been taken by each of the Relevant Parties to authorise the execution, delivery and performance of the Relevant Documents to which it is or is to be a party;

4.1.3        Binding obligations

the Relevant Documents to which it is or is to be a party constitute valid and legally binding obligations of each of the Relevant Parties enforceable in accordance with their terms;

4.1.4        No conflict with other obligations

the execution, delivery and performance of the Relevant Documents to which it is or is to be a party by each of the Relevant Parties will not (i) contravene any existing law, statute, rule or regulation or any judgment, decree or permit to which any of the Relevant Parties is subject, (ii) conflict with, or result in any breach of any of the terms of, or constitute a default under, any agreement or other instrument to which any of the Relevant Parties is a party or is subject or by which it or any of its property is bound or (iii) contravene or conflict with any provision of the constitutional documents of any of the Relevant Parties or (iv) result in the creation or imposition of or oblige any of the Relevant Parties to create any Encumbrance (other than a Permitted Encumbrance) on any of the undertaking, assets, rights or revenues of any of the Relevant Parties;

4.1.5        No filings required

it is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of any of the Relevant Documents that they or any other instrument be notarised, filed, recorded, registered or enrolled in any court, public office or elsewhere in any Relevant Jurisdiction or that any stamp, registration or similar tax or charge be paid in any Relevant Jurisdiction on or in relation to the Relevant Documents and each of the Relevant Documents is in proper form for its enforcement in the courts of each Relevant Jurisdiction;

4.1.6        Choice of law

the choice of English law to govern the Relevant Documents and the submissions therein by the Relevant Parties to the non-exclusive jurisdiction of the English courts, are valid and binding; and

4.1.7        Consents obtained

every consent, authorisation, licence or approval of, or registration or declaration to, governmental or public bodies or authorities or courts required by any of the Relevant Parties in connection with the execution, delivery, validity, enforceability or admissibility in evidence of the

Relevant Documents to which it is or will become a party or the performance by any of the Relevant Parties of their respective obligations under such documents has been obtained or made and is in full force and effect and there has been no default in the observance of any conditions or restrictions (if any) imposed in, or in connection with, any of the same.

4.2           Repetition of representations and warranties

Each of the representations and warranties contained in clause 4.1 of this Agreement, clause 4 of each Corporate Guarantee and clause 7 of the Principal Agreement shall be deemed to be repeated by the Relevant Parties on the Effective Date as if made with reference to the facts and circumstances existing on such day.

5              Conditions

5.1           Documents and evidence

The consent of the Creditors referred to in clause 2 shall be subject to the receipt by the Agent or its duly authorised representative of the documents and evidence specified in schedule 2 in form and substance satisfactory to the Agent.

5.2           General conditions precedent

The consent of the Creditors referred to in clause 2 shall be further subject to:

5.2.1        the representations and warranties in clause 4 being true and correct on the Effective Date as if each was made with respect to the facts and circumstances existing at such time; and

5.2.2        no Event of Default having occurred and continuing at the time of the Effective Date.

5.3           Waiver of conditions precedent

The conditions specified in this clause 5 are inserted solely for the benefit of the Banks and the Agent and may be waived by the Agent (acting on the instructions of the Majority Banks) in whole or in part with or without conditions.

6              Security Parties' confirmations

6.1           Corporate Guarantees

Each of the Corporate Guarantors hereby confirms its consent to the amendments to the Principal Agreement and the Principal Aegean Marine Guarantee contained in this Agreement and agrees that:

6.1.1        each Corporate Guarantee and the obligations of the relevant Corporate Guarantor thereunder,  shall remain and continue in full force and effect notwithstanding the amendments to the Principal Agreement and the amendments to the Principal Aegean Marine Guarantee contained in this Agreement; and

6.1.2        with effect from the Effective Date:

(a)	references in each Corporate Guarantee to "the Agreement" or "the Loan Agreement" (or equivalent references) shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and

(b)
references in each Corporate Guarantee to "the Aegean Marine Guarantee" (or equivalent or similar references) shall henceforth be references to such document as amended and supplemented by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.

6.2           Security Documents

Each of the Relevant Parties hereby confirms its consent to the amendments to the Principal Agreement contained in this Agreement and agrees that:

6.2.1
the Security Documents to which such Relevant Party is a party and the obligations of the relevant Relevant Party thereunder, shall remain and continue in full force and effect notwithstanding the amendments to the Principal Agreement and the amendments to the Principal Aegean Marine Guarantee contained in this Agreement; and

6.2.2        with effect from the Effective Date:

(a)
references in the Security Documents to which such Relevant Party is a party to "the Agreement" or "the Loan Agreement" (or equivalent references) shall henceforth be references to the Principal Agreement as amended by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder; and

(b)
references in the Security Documents to which such Relevant Party is a party to the "Aegean Marine Guarantee" (or equivalent or similar references) shall henceforth be references to such document as amended and supplemented by this Agreement and as from time to time hereafter amended and shall also be deemed to include this Agreement and the obligations of the Borrowers hereunder.

7              Expenses

7.1           Expenses

The Borrowers agree, jointly and severally, to pay to the Agent on a full indemnity basis on demand all expenses (including legal and out-of-pocket expenses) incurred by the Creditors or any of them:

7.1.1
in connection with the negotiation, preparation, execution and, where relevant, registration of this Agreement and the other Relevant Documents and of any amendment or extension of or the granting of any waiver or consent under this Agreement and the other Relevant Documents;

7.1.2
in contemplation of, or otherwise in connection with, the enforcement of, or preservation of any rights under this Agreement or any of the other Relevant Documents or otherwise in respect of the monies owing and obligations incurred under this Agreement and the other Relevant Documents, together with interest at the rate and in the manner referred to in clause 3.4 of the Principal Agreement from the date on which such expenses were incurred to the date of payment (as well after as before judgment).

7.2           Value Added Tax

All expenses payable pursuant to this clause 7 shall be paid together with value added tax or any similar tax (if any) properly chargeable thereon. Any value added tax chargeable in respect of any services supplied by the Creditors or any of them under this Agreement shall, on delivery of the value added tax invoice, be paid in addition to any sum agreed to be paid hereunder.

7.3           Stamp and other duties

The Borrowers agree, jointly and severally, to pay to the Agent on demand all stamp, documentary, registration or other like duties or taxes (including any duties or taxes payable by the Creditors or any of them) imposed on or in connection with this Agreement and the other

Relevant Documents and shall indemnify the Creditors against any liability arising by reason of any delay or omission by the Borrowers or any of them to pay such duties or taxes.

8              Miscellaneous and notices

8.1           Notices

The provisions of clause 17 of the Principal Agreement shall extend and apply to the giving or making of notices or demands hereunder as if the same were expressly stated herein and for this purpose any notices to be sent to the Relevant Parties or any of them hereunder shall be sent to the same address as the address indicated for the "Borrowers" in the said clause 17 save that any notices to be sent to the Aegean Marine Guarantor hereunder shall be sent to the address of the Aegean Marine Guarantor referred in clause 8.1 of the Principal Aegean Marine Guarantee.

8.2           Counterparts

This Agreement may be executed in any number of counterparts and by the different parties on separate counterparts, each of which when so executed and delivered shall be an original but all counterparts shall together constitute one and the same instrument.

8.3           Borrowers' obligations

Notwithstanding anything to the contrary contained in this Agreement, the agreements, obligations and liabilities of the Borrowers herein contained are joint and several and shall be construed accordingly. Each of the Borrowers agrees and consents to be bound by this Agreement notwithstanding that any of the other Borrowers which were intended to sign or be bound may not do so or be effectually bound and notwithstanding that this Agreement may be invalid or unenforceable against the other Borrowers and whether or not the deficiency is known to the Creditors or any of them. The Creditors shall be at liberty to release any of the Borrowers from this Agreement and to compound with or otherwise vary the liability or to grant time and indulgence to make other arrangements with any of the Borrowers without prejudicing or affecting the rights and remedies of the Creditors or any of them against the other Borrowers.

9              Applicable law

9.1           Law

This Agreement and any non-contractual obligations in connection with this Agreement are governed by, and shall be construed in accordance with, English law.

9.2           Submission to jurisdiction

Each of the Relevant Parties agrees, for the benefit of the Creditors, that any legal action or proceedings arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement) against any of the Relevant Parties or any of its assets may be brought in the English courts. Each of the Relevant Parties irrevocably and unconditionally submits to the jurisdiction of such courts and irrevocably designates, appoints and empowers Riches Consulting at present Old Jarretts Farmhouse, Brantridge Lane, Balcombe, West Sussex RH17 6JR, England to receive for it and on its behalf, service of process issued out of the English courts in any such legal action or proceedings. The submission to such jurisdiction shall not (and shall not be construed so as to) limit the right of the Creditors or any of them to take proceedings against any of the Relevant Parties in the courts of any other competent jurisdiction nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction, whether concurrently or not. The parties further agree that only the Courts of England and not those of any other State shall have jurisdiction to determine any claim which any of the Relevant Parties may have against the Creditors or any of them arising out of or in connection with this Agreement (including any non-contractual obligations connected with this Agreement).

9.3           Contracts (Rights of Third Parties) Act 1999

No term of this Agreement is enforceable under the Contracts (Rights of Third Parties) Act 1999 by a person who is not a party to this Agreement.

IN WITNESS whereof the parties to this Agreement have caused this Agreement to be duly executed on the date first above written.

Schedule 1

Names and addresses of the Banks

Name	Lending office and contact details
Aegean Baltic Bank S.A.

    Lending Office
Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Greece

Address for Notices
Aegean Baltic Bank S.A.
217A Kifissias Ave.
151 24 Maroussi
Greece
Fax:          +30 210 623 4192
Attn:        Business Development

HSH Nordbank AG

    Lending Office
HSH Nordbank AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany

Address for Notices

HSH Nordbank AG
Gerhart-Hauptmann-Platz 50
20095 Hamburg
Germany
Fax:          +49 40 33 33 34 118
Attn:        Credit Risk Management - Shipping,
      Structuring & Analysis Greece / Southern Europe

Schedule 2

Documents and evidence required as conditions precedent

(referred to in clause 5.1)

1              Corporate authorisation

In relation to each of the Relevant Parties:

(a)	Constitutional documents

copies certified by an officer of each of the Relevant Parties, as true, complete and up to date copies, of all documents which contain or establish or relate to the constitution of that party or, in the case of the Borrowers, the Corporate Guarantors and the Manager, a secretary's certificate confirming that there have been no changes or amendments to the constitutional documents certified copies of which were previously delivered to the Agent pursuant to the Principal Agreement;

(b)	Resolutions

copies of resolutions of each of its board of directors and, if required, its shareholders/stockholders approving such of the Relevant Documents to which it is or is to be a party and the terms and conditions hereof and thereof and authorising the signature, delivery and performance of each such party's obligations thereunder, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of the Relevant Parties as:

(i)	being true and correct;

(ii)	being duly passed at meetings of the directors of such Relevant Party and of the shareholders/stockholders of such Relevant Party, each duly convened and held;

(iii)	not having been amended, modified or revoked; and

(iv)	being in full force and effect,

together with originals or certified copies of any powers of attorney issued by such Relevant Party pursuant to such resolutions; and

(c)          Certificate of incumbency

a list of directors and officers of each Relevant Party specifying the names and positions of such persons, certified (in a certificate dated no earlier than five (5) Banking Days prior to the date of this Agreement) by an officer of such Relevant Party to be true, complete and up to date;

2	Consents

a certificate (dated no earlier than five (5) Banking Days prior to the date of this Agreement) from an officer of each of the Relevant Parties stating that no consents, authorisations, licences or approvals are necessary for such Relevant Party to authorise, or are required by each of the Relevant Parties in connection with, the execution, delivery, and performance of the Relevant Documents to which they are or will be a party;

3              Legal opinions

such legal opinions in relation to the laws of Singapore and the Marshall Islands and any other legal opinions as the Agent shall in its reasonable discretion deem appropriate;

4              Relevant Documents

each of the Relevant Documents, duly executed; and

5              Process agent

an original or certified true copy of a letter from each Relevant Party's agent for receipt of service of proceedings accepting its appointment under this Agreement and each of the Relevant Documents in which it is or is to be appointed as such Relevant Party's agent.

Borrowers

EXECUTED as a DEED by Y. Koumbiadou	)	/s/ Y. Koumbiadou
for and on behalf of each of the following	)	Attorney-in-Fact
corporations:	)
KITHNOS MARITIME INC.	)
NAXOS SHIPPING (PTE.) LTD.	)
PAROS SHIPPING (PTE.) LTD.	)
SERIFOS SHIPPING (PTE.) LTD.	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Solicitor
Occupation: Norton Rose LLP

EXECUTED as a DEED by D. KOUTSOUKOS	)	/s/ D. Koutsoukos
for and on behalf of	)	Attorney-in-Fact
SANTORINI I MARITIME LIMITED	)
(formerly known as SANTORINI I MARITIME INC.	)
and having redomiciliated from the Republic of the	)
Marshall Islands))
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Solicitor
Occupation: Norton Rose LLP

Creditors

SIGNED by Phil Tsamanis	)	/s/ P. Tsamanis
and by D. Dimitriou	)	Authorised Signatory
for and on behalf of	)
AEGEAN BALTIC BANK S.A.	)
as Arranger, Agent, Security Agent, Account Bank,	)	/s/ D. Dimitriou
Swap Provider and Bank	)	Authorised Signatory

SIGNED by A. Kekatou	)	/s/ A. Kekatou
for and on behalf of	)	Attorney-in-fact
HSN NORDBANK AG	)
as Swap Provider and Bank	)

Security Parties

)
EXECUTED as a DEED by Y. Koumbiadou	)	/s/ Y. Koumbiadou
for and on behalf of	)	Attorney-in-Fact
AEGEAN BUNKERING SERVICES INC.	)
as Corporate Guarantor and Manager	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Solicitor
Occupation: Norton Rose LLP

EXECUTED as a DEED by Y. Koumbiadou	)	/s/ Y. Koumbiadou
for and on behalf of	)	Attorney-in-Fact
AEGEAN MARINE PETROLEUM NETWORK INC.	)
as Corporate Guarantor	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Solicitor
Occupation: Norton Rose LLP

EXECUTED as a DEED by Y. Koumbiadou	)	/s/ Y. Koumbiadou
for and on behalf of	)	Attorney-in-Fact
AEGEAN SHIPHOLDINGS INC.	)
as Corporate Guarantor	)
in the presence of:	)

/s/ Anthi Kekatou
Witness
Name: Anthi Kekatou
Address: Solicitor
Occupation: Norton Rose LLP